As filed with the Securities and Exchange Commission on November 17, 1999
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                      GLOBALSTAR TELECOMMUNICATIONS LIMITED
             (Exact name of registrant as specified in its charter)

            Bermuda                                             13-3795510
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                         Identification Number)
                                   Cedar House
                                 41 Cedar Avenue
                             Hamilton HM12, Bermuda
                                (441) 295 - 2244
    (Address, including zip code, and telephone number, including area code, of principal executive offices)

                                   -----------
          Globalstar Telecommunications Limited 1994 Stock Option Plan
                            (Full title of the plan)
                                   -----------

                              Eric J. Zahler, Esq.
                                600 Third Avenue
                            New York, New York 10016
                                 (212) 697-1105
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of        Amount to be   Proposed maximum  Proposed maximum   Amount of
securities to   registered (1) offering price    aggregate offering registration
be registered                  per share (2)     price (2)          fee
-------------- --------------- ----------------- ------------------ ------------
Common Stock,
$1.00 par
value per
share              2,500,000        $25.8125        $64,531,250      $17,939.69
================================================================================

================================================================================
     (1) This Registration Statement covers 2,500,000 shares of Common Stock authorized to be issued under the Globalstar Telecommunications Limited 1994 Stock Option Plan.
     (2) Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act").

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by Globalstar Telecommunications Limited, a Bermuda company (the "Company"), are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

          (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

          (c) The Company's Current Reports on Form 8-K, filed on January 8, 1999, January 22, 1999 and August 6, 1999;

          (d) The Company's Registration Statement on Form S-8 (Registration Number 333-29447), filed on June 18, 1997; and

          (e) The description of the common stock of the Company, par value $1.00 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A (File No. 0-25456) declared effective on February 13, 1995 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.


Item 8.  EXHIBITS

Exhibit No.
-----------

     5 Opinion of Appleby Spurling & Kempe as to the validity of the shares to be issued.

     23.1 Consent of Appleby Spurling & Kempe (contained in Exhibit 5).

     23.2 Consent of Deloitte & Touche LLP.

     24   Powers of Attorney (reference is made to the signature page herein).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 17th day of November, 1999.

                                        GLOBALSTAR TELECOMMUNICATIONS LIMITED


                                        By: /s/ Eric J. Zahler
                                            ------------------------------
                                            Eric J. Zahler
                                            Vice President and Secretary

                                POWER OF ATTORNEY

     Each of the undersigned officers and directors of Globalstar Telecommunications Limited hereby severally constitutes and appoints Bernard L. Schwartz, Eric J. Zahler, Michael P. DeBlasio, Nicholas C. Moren, Richard J. Townsend, Avi Katz and Harvey B. Rein, and each of them as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign a Registration Statement on Form S-8 covering an additional 2,500,000 shares of Common Stock issuable under the 1994 Stock Option Plan of Globalstar Telecommunications Limited and any and all pre- or post-effective amendments to such Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.


     Signatures                  Title                              Date
     ----------                  -----                              ----

/s/ Bernard L. Schwartz    Chairman of the Board               November 10, 1999
-----------------------    and Chief Executive Officer
Bernard L. Schwartz        (Principal Executive Officer)

/s/ Michael P. DeBlasio    Director                            November 10, 1999
-----------------------
Michael P. DeBlasio

/s/ Douglas G. Dwyre       Director                            November 2, 1999
--------------------
Douglas G. Dwyre

/s/ Ronald Grierson        Director                            November 10, 1999
-------------------
Sir Ronald Grierson

/s/ Robert B. Hodes        Director                            November 10, 1999
-------------------
Robert B. Hodes

/s/ E. John Peett          Director                            November 10, 1999
-----------------
E. John Peett

/s/ Michael B. Targoff     Director                            November 10, 1999
----------------------
Michael B. Targoff

/s/ A. Robert Towbin       Director                            November 10, 1999
--------------------
A. Robert Towbin

/s/ Richard J. Townsend    Vice President and                  November 4, 1999
-----------------------    Chief Financial Officer
Richard J. Townsend        (Principal Financial Officer)

/s/ Harvey B. Rein         Vice President and Controller       November 10, 1999
------------------         (Principal Accounting
Harvey B. Rein             Officer)

                                INDEX TO EXHIBITS

Exhibit No.      Description of Exhibit
-----------      ----------------------

    5 Opinion of Appleby Spurling & Kempe as to the validity of the shares to be issued.
    23.1         Consent of Appleby Spurling & Kempe (contained in Exhibit 5).
    23.2         Consent of Deloitte & Touche LLP.
    24 Powers of Attorney (reference is made to the signature page herein).